Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-229003) and Form S-8 (No. 333-229601) of Organogenesis Holdings Inc. of our report dated March 18, 2019, relating to the consolidated financial statements of Organogenesis Holdings Inc., appearing in this Annual Report on Form 10-K of Organogenesis Holdings Inc. for the year ended December 31, 2018.

/s/ RSM US LLP

Boston, Massachusetts
March 18, 2019